                                                                    EXHIBIT 23.2

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statements (Nos. 333-69165, 333-81593, 333-90815, and 333-37252) on Form S-8 of InfoSpace,
Inc., of our report dated April 2, 1999, with respect to the balance sheet of Prio, Inc. (a development stage enterprise) as of December 31, 1998, and the related statements of operations, shareholders' deficiency, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in this Current Report on Form 8-K of InfoSpace, Inc.


/s/ KPMG LLP

Mountain View, California
July 25, 2000